UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2013 (March 30, 2013)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2013, Green Tree Servicing LLC (“Green Tree”), an indirect subsidiary of Walter Investment Management Corp. (the “Registrant” or the “Company”), entered into the third amendment (the “Third Amendment”) to the Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) (“EAF Agreement”), with Fannie Mae. The EAF Agreement was made effective April 1, 2013.

Green Tree services certain residential mortgage loans owned or securitized by Fannie Mae in accordance with the terms and conditions of various servicing agreements between Green Tree, or its affiliates, and Fannie Mae (collectively “Servicing Agreements”). Pursuant to the Servicing Agreements and the Fannie Mae Servicing Guide, Fannie Mae has agreed to provide Green Tree with early reimbursement of certain advances made by Green Tree in the course of its servicing for Fannie Mae, including principal and interest delinquency advances, tax and insurance advances, and corporate servicing advances. The EAF Agreement is effective until June 30, 2013, at which time it is subject to renewal on an annual basis upon the payment of a renewal/amendment fee.

The Third Amendment to the EAF Agreement amends the Early Reimbursement Amount Limit to Nine Hundred Fifty Million ($950,000,000) dollars.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the EAF Agreement in Item 1.01 of this Current Report on Form 8-K, including the exhibit incorporated therein, is incorporated in its entirety by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2013, the Registrant approved the 2013 Management Inventive Plan (“2013 MIP”) pursuant to the Company’s 2011 Omnibus Incentive Plan.

The 2013 MIP incentive payout for the Company’s Chief Executive Officer and named executive officers (collectively the “NEOs”) is based 75% on corporate performance and 25% on the achievement of personal goals. The 2013 corporate performance financial metrics (which accounts for 75% of the total bonus potential), is a combination of earnings before interest, taxes, depreciation and amortization (“Pro Forma Adjusted EBITDA”) and corporate pre-tax income (“PTI”). Pro Forma Adjusted EBITDA is defined with specificity in the Company’s credit agreements and is generally defined as the Company’s income(loss) before taxes with an add back for depreciation, amortization and interest expense on corporate debt. This amount is then adjusted for other non-cash items and unusual and infrequently occurring items. A range of performance levels for both Pro Forma Adjusted EBITDA and PTI has been established against which the NEOs’ performance will be measured at the conclusion of 2013. The relative weight of the two metrics is 75% PTI and 25% Pro Forma Adjusted EBITDA.

In the event that corporate performance for either component does not reach the pre-established threshold level, then there will be no payout for that component of the total bonus calculation. Should either component exceed the pre-established maximum, the payout will be capped, in each case at the maximum amount. Inasmuch as each NEO’s payout under the 2013 MIP is based upon three independent factors, it is impossible to depict all of the potential payouts in a tabular form; however, assuming that the performance levels for the three components are consistent with one another, the following table presents the 2013 payouts for the Company’s NEOs at threshold, target and maximum corporate and individual performance levels:

Range of 2013 MIP Payouts
NEO	Payout Level	Total Payout ($)
	Threshold	279,730
Mark O’Brien	Target	1,508,442
	Maximum	1,725,000
	Threshold	50,000
Charles Cauthen	Target	468,700
	Maximum	851,400
	Threshold	50,000
Denmar Dixon	Target	466,520
	Maximum	847,440
	Threshold	194,595
Brian Libman	Target	1,049,351
	Maximum	1,200,000
	Threshold	209,189
Keith Anderson	Target	1,128,052
	Maximum	1,290,000

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Addendum to Mortgage Selling and Servicing Contract Fannie Mae and Green Tree Servicing LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: April 9, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary